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                                                                 EXHIBIT 10.12.2

                                AMENDMENT NO. 1

                                     TO THE

                          PERFORMANCE SHARE AGREEMENT


     This Amendment No. 1 to the Performance Share Agreement ("Amendment No. 1") is made as of this 30th day of January, 1998 by and between Orbital Sciences Corporation and David W. Thompson.


                                   WITNESSETH

     WHEREAS, the parties have previously entered into the Performance Share Agreement (the "Agreement") dated October 23, 1996;

     WHEREAS, the parties desire to amend the Agreement as set forth below.

     NOW, THEREFORE, the parties agree as follows:

1. Section 1(b) is amended to replace "January 30, 1998" and "January 30, 1999" with "January 31, 1998" and "January 31, 1999" respectively.

2. Section 1 (e) of the Agreement is deleted in its entirety and replaced to read as follows:

                 e. FAIR MARKET VALUE. For purposes of this Agreement, the Fair Market Value shall be equal to the average closing sales price of shares on the national securities exchange on which shares are then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities, calculated for all the trading days in January of the applicable valuation year.





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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the
Agreement as of the day and year first written above.

ORBITAL SCIENCES CORPORATION





By: /s/ Jeffrey V. Pirone
   ------------------------------------------------
         Jeffrey V. Pirone
         Executive Vice President and Chief Financial Officer



/s/ David W. Thompson
---------------------------------------------------
David W. Thompson





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